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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UTI Energy Corp. 1993 Non-qualified Stock Option Plan, the First Amendment to Termination Agreement and Release, the UTI Energy Corp. 1996 Employee Stock Option Plan and the UTI Energy Corp. Non-Employee Director Stock Option Plan of our report dated February 22, 1996, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP



Philadelphia, Pennsylvania
September 30, 1996